UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

On May 31, 2011, Clean Harbors, Inc. (the “Company”) and one of the Company’s Canadian subsidiaries (the “Canadian Borrower”) entered into a third amended and restated credit agreement providing for a revolving credit facility under which Bank of America, N.A. (“BofA”) is the administrative agent (the “Agent”) for the lenders and BofA and a Canadian affiliate are the issuing banks for letters of credit issued under the facility. Under the amended and restated facility, the Company has the right to obtain revolving loans and letters of credit for a combined maximum of up to $150.0 million (with a sub-limit of $140.0 million for letters of credit) and the Canadian Borrower has the right to obtain revolving loans and letters of credit for a combined maximum of up to $100.0 million (with a $75.0 million sub-limit for letters of credit).  Availability under the U.S. line is subject to a borrowing base comprised of 85% of the eligible accounts receivable of the Company and its U.S. subsidiaries plus 100% of cash deposited in a controlled account with the Agent, and availability under the Canadian line is subject to a borrowing base comprised of 85% of the eligible accounts receivable of the Company’s Canadian subsidiaries plus 100% of cash deposited in a controlled account with the Agent’s Canadian affiliate. The facility will expire on the first to occur of (i) May 31, 2016 or (ii) 60 days prior to the maturity of the Company’s outstanding senior secured notes on August 15, 2016 if the notes have not by then been refinanced, defeased or reserved against the borrowing base on terms reasonably acceptable to the Agent.

Borrowings under the revolving credit facility will bear interest at a rate of, at the Company’s option, either (i) LIBOR plus an applicable margin ranging from 1.75% to 2.25% per annum based primarily on the level of the Company’s consolidated fixed charge coverage ratio for the most recently completed four fiscal quarter measurement period or (ii) BofA’s base rate plus an applicable margin ranging from 0.75% to 1.25% per annum based primarily on such consolidated fixed charge coverage ratio. There is also an unused line fee, calculated on the then unused portion of the lenders’ $250.0 million maximum commitments, ranging from 0.375% to 0.50% per annum of the unused commitment. For outstanding letters of credit, the Company will pay to the lenders a fee equal to the then applicable LIBOR margin described above, and to the issuing banks a standard fronting fee and customary fees and charges in connection with all amendments, extensions, draws and other actions with respect to letters of credit.

The Company’s obligations under the revolving credit facility (including revolving loans and reimbursement obligations for outstanding letters of credit) are guaranteed by all of the Company’s U.S. subsidiaries and secured by a first lien on substantially all of the Company’s and its U.S. subsidiaries’ accounts receivable and the proceeds thereof, as well as certain of the Company’s and its U.S. subsidiaries’ other assets which constitute “ABL Collateral” as defined in the indenture for the Company’s outstanding senior secured notes. The Company’s obligations under the revolving credit facility are also secured by a second lien on the assets of the Company and its U.S. subsidiaries which constitute “Notes Collateral” as defined in that indenture.  The Canadian Borrower’s obligations under the facility are guaranteed by substantially all of the Company’s Canadian subsidiaries and secured by a first lien on the accounts receivable of the Canadian subsidiaries.  The Company and its U.S. subsidiaries guarantee the obligations of the Canadian subsidiaries under the facility, but the Canadian subsidiaries do not guarantee and are not otherwise responsible for the obligations of the Company and its U.S. subsidiaries.

Under the revolving credit facility, the Agent would have the right to exercise dominion over the Company’s and its subsidiaries’ cash (to the extent such cash represents the proceeds of accounts receivable) if the Company’s “Liquidity” is less than the greater of (i) $37.5 million and (ii) 15% of the aggregate commitments of the lenders under the facility. Liquidity is defined as the sum of (a) the Company’s then availability under the facility and (b) the lesser of (i) the Canadian Borrower’s then availability under the facility and (ii) 30% of the lenders’ aggregate commitments to the Canadian Borrower.  If Liquidity should be less than the greater of (i) $31,250,000 and (ii) 12.5% of the aggregate commitments, the Company will be required to thereafter maintain a consolidated fixed charge coverage ratio of at least 1.00 to 1.00. In addition, the facility contains covenants which will restrict the Company’s future ability to make certain types of acquisitions, debt prepayments, investments and distributions if Liquidity (on a pro forma basis after giving effect to such events) is less than between 35% and 15% (depending upon the type of restricted event) of the lenders’ aggregate commitments or, if the Company’s consolidated fixed charge coverage ratio for the most recently completed four fiscal quarters is at least 1.00 (or, in certain cases, 1.10) to 1.00, less than 17.5% or 15% (depending upon the type of restricted event) of the aggregate commitments.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

4.33E

Third Amended and Restated Credit Agreement dated as of May 31, 2011 among Clean Harbors, Inc., as the U.S. Borrower, Clean Harbors Industrial Services Canada, Inc., as the Canadian Borrower, Bank of America, N.A., as Administrative Agent and the Lenders party thereto

4.33F

Guarantee (U.S. Domiciled Loan Parties — U.S. Facility Obligations) dated as of May 31, 2011 executed by the U.S. Domiciled Subsidiaries of Clean Harbors, Inc. named therein in favor of Bank of America, N.A., as Agent for itself and the other U.S. Facility Secured Parties

4.33G

Guarantee (Canadian Domiciled Loan Parties — Canadian Facility Obligations) dated as of May 31, 2011 executed by the Canadian Domiciled Subsidiaries of Clean Harbors, Inc. named therein in favor of Bank of America, N.A., as Agent for itself and the other Canadian Facility Secured Parties

4.33H

Guarantee (U.S. Domiciled Loan Parties — Canadian Facility Obligations) dated as of May 31, 2011 executed by Clean Harbors, Inc. and the U.S. Domiciled Subsidiaries of Clean Harbors, Inc. named therein in favor of Bank of America, N.A., as Agent for itself and the other Canadian Facility Secured Parties

4.33I

Security Agreement (U.S. Domiciled Loan Parties) dated as of May 31, 2011 among Clean Harbors, Inc., as the U.S. Borrower and a Grantor, the subsidiaries of Clean Harbors, Inc. listed on Annex A thereto or that thereafter become a party thereto as Grantors, and Bank of America, N.A., as Agent

4.33J

Security Agreement (Canadian Domiciled Loan Parties) dated as of May 31, 2011 among Clean Harbors Industrial Services Canada, Inc., as the Canadian Borrower and a Grantor, the Canadian subsidiaries of Clean Harbors, Inc. listed on Annex A thereto or that thereafter become a party thereto as Grantors, and Bank of America, N.A., as Agent

4.38A

Reaffirmation of Intercreditor Agreement dated as of May 31, 2011, among Clean Harbors, Inc., the subsidiaries of Clean Harbors, Inc. described therein, U.S. Bank National Association, as the Senior Secured Notes Agent, and Bank of America, N.A., as administrative agent under the Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

June 3, 2011	/s/ James M. Rutledge
Executive Vice President, Treasurer and
Chief Financial Officer